ARHAUS ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS

Net Revenue Up 43.8% with Comparable Growth of 40.3%; Raising Full Year 2022 Outlook

BOSTON HEIGHTS, Ohio—May 11, 2022—Arhaus, Inc. (NASDAQ: ARHS; “Arhaus” or the “Company”), a rapidly growing lifestyle brand and omni-channel retailer of premium artisan-crafted home furnishings, reported financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Highlights
•Net revenue increased 43.8% to $246 million
•Comparable Growth(1) of 40.3%
•Net and Comprehensive Income of $16 million
•Adjusted Net Income of $17 million
•Adjusted EBITDA increased 22.4% to $31 million

2022 Outlook Highlights
•Net revenue of $1,145 million to $1,185 million
•Comparable Growth(1) of 36% to 46%
•Net and Comprehensive Income of $73 million to $83 million
•Adjusted EBITDA of $151 million to $161 million

CEO Comments

John Reed, Co-Founder and Chief Executive Officer, commented,

“We are very pleased with our first quarter 2022 performance. Net revenue and comparable growth were driven by the investments we are making to ensure faster and more efficient delivery of product to our clients and our improving supply chain. By delivering product to our clients more quickly than anticipated, we also outperformed our first quarter expectations for revenue and earnings. Demand trends were positive throughout the quarter and remain solid going into the second quarter.

“Outstanding execution by our team and our vendor partners continues to drive Arhaus’ momentum and is reflected in our increased outlook for full year 2022.”

First Quarter 2022 Results

Net revenue increased 43.8% to $246 million, compared to $171 million in the first quarter of 2021. The increase was driven primarily by increased delivery of orders in the backlog as our supply chain continues to improve. In addition, there was strong demand in both Showroom and eCommerce channels.

Comparable growth(1) in the quarter was 40.3%, compared to 37.6% in the first quarter of 2021.

Income from operations increased to $23 million, compared to $11 million in the first quarter of 2021, primarily driven by higher net revenue. This was partially offset by higher product costs, transportation costs and variable rent expense related to the increased net revenue, as well as higher SG&A expenses to support the growth of the business and public company related costs. Higher SG&A expenses were partially offset by the non-recurrence of derivative expense related to our prior term loan agreement, that was recorded in the first quarter of 2021.

Net and comprehensive income was $16 million compared to $9 million in the first quarter of 2021. This increase was primarily driven by higher net revenue, partially offset by the above factors and a higher post-IPO tax rate. Adjusted net income was $17 million in the first quarter of 2022 compared to $19 million in the first quarter of 2021.

Adjusted EBITDA increased 22.4% to $31 million compared to $25 million in the first quarter of 2021. Adjusted EBITDA as a percent of net revenue decreased 220 basis points to 12.7% in the first quarter of 2022, compared to 14.9% in the first quarter of 2021.

The Company ended the quarter with 78 total showrooms across 28 states.

Balance Sheet and Cash Flow Highlights, as of March 31, 2022

Cash and cash equivalents totaled $149 million, and the Company had no long-term debt at March 31, 2022. Net merchandise inventory increased 18.3% to $247 million, compared to $208 million as of December 31, 2021.

For the quarter ended March 31, 2022, net cash provided by operating activities was $35 million, compared to $73 million for the quarter ended March 31, 2021. The decrease was primarily driven by increased inventory, changes in client deposits and certain non-cash items, partially offset by an increase in accounts payable and accrued expenses.

For the quarter ended March 31, 2022, net cash used in investing activities was approximately $10 million, which includes landlord contributions of approximately $2 million and company-funded capital expenditures(2) of approximately $8 million. For the quarter ended March 31, 2021, net cash used in investing activities was approximately $7 million, which included landlord contributions of approximately $3 million and company-funded capital expenditures of approximately $4 million. The increase in company-funded capital expenditures was primarily driven by growth-related investments, including new distribution capacity and costs related to new Showroom openings and information technology.

Outlook

The table below presents our updated expectations for selected full year 2022 financial operating results.

Full Year 2022	Current Guidance	Previous Guidance
Net revenue	$1,145 to $1,185 million	$1,130 to $1,170 million
Comparable growth(1)	36% to 46%	35% to 45%
Net income(4)	$73 to $83 million	$70 to $80 million
Adjusted EBITDA(3)	$151 to $161 million	$145 to $155 million
Other estimates:
Company-funded capital expenditures(2)	unchanged	$60 to $70 million
Fully diluted shares	unchanged	~140 million
Effective tax rate	unchanged	~25%

________________________

(1) Comparable growth is a key performance indicator and is defined as the year-over-year percentage change of the dollar value of orders delivered (based on purchase price), net of the dollar value of returns (based on amount credited to client), from our comparable Showrooms and eCommerce, including through our direct-mail catalog.
(2) Company-funded capital expenditures is defined as total net cash used in investing activities less landlord contributions.

(3) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. These items include, but are not limited to, future share-based compensation expense, income taxes, interest expense, and transaction costs. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.
(4) U.S. GAAP net income.

Conference Call

You are invited to listen to Arhaus’ conference call to discuss the first quarter 2022 financial results scheduled for today, May 11, 2022, at 8:30 a.m. Eastern Time. The call will be available over the Internet on our website (http://ir.arhaus.com) or by dialing (877) 407-3982 within the U.S., or 1 (201) 493-6780, outside the U.S. The conference ID is: 13725881.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.arhaus.com/ for approximately twelve months.

About Arhaus

Founded in 1986, Arhaus is a rapidly growing lifestyle brand and omni-channel retailer of premium home furnishings. Through a differentiated proprietary model that directly designs and sources products from leading manufacturers and artisans around the world, Arhaus offers an exclusive assortment of heirloom quality products that are sustainably sourced, lovingly made, and built to last. With more than 75 showroom and design center locations across the United States, a team of interior designers providing complimentary in-home design services, and robust online and eCommerce capabilities, Arhaus is known for innovative design, responsible sourcing, and client-first service. For more information, please visit www.arhaus.com.

Investor Contact:

Wendy Watson
SVP, Investor Relations
(440) 439-7700
invest@arhaus.com

Non-GAAP Financial Measures

In addition to the results provided in accordance with GAAP, this press release and related tables include adjusted EBITDA, adjusted EBITDA as a percentage of net revenue and adjusted net income, which present operating results on an adjusted basis.

We use non-GAAP measures to help assess the performance of our business, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with U.S. GAAP, we believe that providing these non-GAAP financial measures is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of non-recurring items. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. These non-GAAP measures are not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. These measures should only be read together with the corresponding GAAP measures. Please refer to the reconciliations of adjusted EBITDA and adjusted net income to the most directly comparable financial measures prepared in accordance with GAAP below.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “2022 Outlook Highlights” and “Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws.

Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Past performance is not a guarantee of future results or returns and no representation or warranty is made regarding future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond our control that could cause our actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our reliance on third-party transportation carriers and risks associated with increased freight and transportation costs; disruption in our receiving and distribution system, including delays in the anticipated opening of our new distribution center and the possibility that we may not realize the anticipated benefits of multiple distribution centers; our ability to obtain quality merchandise in sufficient quantities; risks as a result of constraints in our supply chain; a failure of our vendors to meet our quality standards; the COVID-19 pandemic and its effect on our business; declines in general economic conditions that affect consumer confidence and consumer spending that could adversely affect our revenue; our ability to manage and maintain the growth rate of our business; our ability to anticipate changes in consumer preferences; risks related to maintaining and increasing showroom traffic and sales; our ability to compete in our market; our ability to adequately protect our intellectual property; the possibility of cyberattacks and our ability to maintain adequate cybersecurity systems and procedures; loss, corruption and misappropriation of data and information relating to clients and employees; changes in and compliance with applicable data privacy rules and regulations; compliance with applicable governmental regulations; effectively managing our eCommerce business and digital marketing efforts; and compliance with SEC rules and regulations as a public reporting company. These factors should not be construed as exhaustive. Furthermore, the potential impact of the COVID-19 pandemic on our business operations and financial results and on the world economy as a whole may heighten the risks and uncertainties that affect our forward-looking statements described above. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Arhaus, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited, amounts in thousands, except share and per share data)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$148,841	$123,777
Restricted cash equivalents	7,134	7,131
Accounts receivable, net	1,586	228
Merchandise inventory, net	246,542	208,343
Prepaid and other current assets	31,013	28,517
Total current assets	435,116	367,996
Operating right-of-use assets	196,896	—
Financing right-of-use assets	38,103	—
Property, furniture and equipment, net	107,581	179,631
Deferred tax asset	25,268	27,684
Goodwill	10,961	10,961
Other noncurrent assets	264	278
Total assets	$814,189	$586,550

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$54,249	$51,429
Accrued taxes	12,486	7,302
Accrued wages	12,822	16,524
Accrued other expenses	20,946	61,047
Client deposits	306,243	264,929
Current portion of operating lease liabilities	37,957	—
Current portion of financing lease liabilities	182	—
Total current liabilities	444,885	401,231
Operating lease liabilities, long-term	227,191	—
Financing lease liabilities, long-term	50,342	—
Capital lease obligation	—	50,525
Deferred rent and lease incentives	2,513	63,037
Other long-term liabilities	2,714	1,992
Total liabilities	$727,645	$516,785
Commitments and contingencies
Stockholders' equity
Class A shares, par value $0.001 per share (600,000,000 shares authorized, 51,231,602 and 50,427,390 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively)	51	50
Class B shares, par value $0.001 per share (100,000,000 shares authorized, 86,519,002 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively)	87	87
Accumulated Deficit	(100,523)	(116,581)
Additional Paid-in Capital	186,929	186,209
Total Arhaus, Inc. stockholders' equity	86,544	69,765
Total liabilities and stockholders' equity	$814,189	$586,550

Arhaus, Inc. and Subsidiaries Condensed Consolidated Statements of Comprehensive Income (Unaudited, amounts in thousands, except share and per share data)

	Three months ended March 31,
	2022	2021
Net revenue	$246,300	$171,314
Cost of goods sold	148,583	100,979
Gross margin	97,717	70,335
Selling, general and administrative expenses	74,848	59,038
Loss on disposal of assets	—	14
Income from operations	22,869	11,283
Interest expense	1,300	1,367
Other income	(358)	—
Income before taxes	21,927	9,916
Income tax expense	5,869	704
Net and comprehensive income	16,058	9,212
Less: Net income attributable to noncontrolling interest	—	5,317
Net and comprehensive income attributable to Arhaus, Inc.	$16,058	$3,895

Net and comprehensive income per share, basic
Weighted-average number of common shares outstanding, basic	137,482,533	112,058,742
Net and comprehensive income per share, basic	$0.12	$0.03
Net and comprehensive income per share, diluted
Weighted-average number of common shares outstanding, diluted	138,708,468	112,058,742
Net and comprehensive income per share, diluted	$0.12	$0.03

Arhaus, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income	$16,058	$9,212
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	5,876	4,463
Non-cash amortization of operating lease right-of-use asset	7,009	—
Amortization of deferred financing fees and interest on finance lease in excess of principal paid	2,557	692
Equity based compensation	697	76
Deferred tax assets	2,417	—
Derivative expense associated with Term Loan exit fee	—	11,547
Loss on disposal of assets	—	14
Amortization and write-off of lease incentives	(63)	(1,066)
Changes in operating assets and liabilities
Accounts receivable	(1,358)	(98)
Merchandise inventory	(38,199)	(13,937)
Prepaid and other current assets	(3,016)	2,127
Other noncurrent liabilities	99	(995)
Accounts payable	8,680	779
Accrued expenses	4,633	2,625
Operating right-of-use assets and liabilities	(11,485)	—
Deferred rent and lease incentives	—	986
Client deposits	41,314	56,674
Net cash provided by operating activities	35,219	73,099

Cash flows from investing activities
Purchases of property, furniture and equipment	(10,151)	(7,006)
Net cash used in investing activities	(10,151)	(7,006)

Cash flows from financing activities
Issuance of related party notes	—	(1,000)
Principal payments under capital leases	—	(71)
Principal payments under finance leases	(1)	—
Distributions to noncontrolling interest holders	—	(4,643)
Net cash used in financing activities	(1)	(5,714)
Net increase in cash, cash equivalents and restricted cash equivalents	25,067	60,379
Cash, cash equivalents and restricted cash equivalents
Beginning of period	130,908	64,002
End of period	$155,975	$124,381

Supplemental disclosure of cash flow information
Interest paid in cash	$1,281	$1,591
Income taxes paid in cash	$259	$110

Noncash operating activities:
Lease incentives	$—	$4,547
Noncash investing activities:
Purchase of property, furniture and equipment in accounts payable	$108	$(1,010)
Noncash financing activities:
Derecognition of build-to-suit assets as a result of ASC 842 adoption	$(31,017)	$—
Capital contributions	$24	$—

Arhaus, Inc. and Subsidiaries Reconciliation of Net and Comprehensive Income to Adjusted Net Income (Unaudited, amounts in thousands, except share and per share data)

	Three months ended March 31,
	2022	2021
Net and comprehensive income	$16,058	$9,212
Adjustments (pre-tax):
Derivative expense (1)	—	11,547
Other expenses (income) (2)	1,400	(1,886)
Total non-GAAP adjustments pre-tax	1,400	9,661
Less: Tax effect of adjustments (3)(4)	375	—
Adjusted net income	$17,083	$18,873

Adjusted net income per share, basic
Weighted-average number of common shares outstanding, basic	137,482,533	112,058,742
Adjusted net income per share, basic	$0.12	$0.17
Adjusted net income per share, diluted
Weighted-average number of common shares outstanding, diluted	138,708,468	112,058,742
Adjusted net income per share, diluted	$0.12	$0.17

(1) We repaid our term loan in full on December 28, 2020. The derivative expense relates to the change in the fair value of the exit fee at the end of each reporting period. The Company used a portion of the net proceeds from the IPO to pay the derivative liability on November 8, 2021.
(2) Other expenses (income) represent costs and investments not indicative of ongoing business performance, such as third-party consulting costs, one-time project start-up costs, severance, signing bonuses, recruiting and project-based strategic initiatives.
(3) The Company applied its normalized tax rate of 26.8% to the adjustment for the three months ended March 31, 2022.
(4) Prior to the Reorganization and IPO, the Company was a limited liability company under the Internal Revenue Code with a partnership tax election and did not pay federal or most state corporate income taxes on its taxable income. Accordingly, the adjustments for the three months ended March 31, 2021 are not tax affected.

Arhaus, Inc. and Subsidiaries Reconciliation of Net and Comprehensive Income to Adjusted EBITDA (Unaudited, amounts in thousands)

	Three months ended March 31,
	2022	2021
Net and comprehensive income	$16,058	$9,212
Interest expense	1,300	1,367
Income tax expense	5,869	704
Depreciation and amortization	5,876	4,463
EBITDA	29,103	15,746
Shares based compensation	697	76
Derivative expense (1)	—	11,547
Other expenses (income) (2)	1,400	(1,886)
Adjusted EBITDA	$31,200	$25,483

(1) We repaid our term loan in full on December 28, 2020. The derivative expense relates to the change in the fair value of the exit fee at the end of each reporting period. The Company used a portion of the net proceeds from the IPO to pay the derivative liability on November 8, 2021.
(2) Other expenses (income) represent costs and investments not indicative of ongoing business performance, such as third-party consulting costs, one-time project start-up costs, severance, signing bonuses, recruiting and project-based strategic initiatives.